UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of earliest event reported: October 26, 2011

The Tirex Corporation
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

33-17598-NY	22-3282985
(Commission File Number)	(IRS Employer Identification No.)

1771 Post Road East
Westport CT 06880
(Address of Principal Executive Offices) (Zip Code)

(203) 292-6922
(Registrant's Telephone Number, Including Area Code)

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))w

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On October 26, 2011, The Tirex Corporation, a Delaware corrporation (« Tirex »), pursuant to an October 2011 vote by shareholders holding a majority of the voting capital stock of Tirex authorized an amendment to Tirex’s Certificate of Incorporation to increase Tirex’s authourized common stock to three billion (3,000,000,000) shares of authorized common stock (the “Amendment”), filed the Amendment with the Delaware Secretary of State. Tirex undertook the actual increase of authorized common stock, to be effective as of February 29, 2012.

Management intends to use part of this increase in Tirex’s authorization to satisfy certain liabilities, accrued and unpaid salaries, to compensate legal counsel and consultants for services actually rendered or to be rendered and to provide working capital to further the business activities of the corporation.

Item 9.01 Financial Statements and Exhibits

The following exhibits are filed as part of this report:

Exhibit No.	Title

3.4	Certificate of Amendment to Certificate of Incorporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2011	The Tirex Corporation

	By:	/s/ John L. Threshie Jr.
John L. Threshie Jr.
President